AEGIS MORTGAGE CORPORATION,

SELLER

and

AEGIS ASSET BACKED SECURITIES CORPORATION,

DEPOSITOR

FORM OF

SALE AGREEMENT

Dated as of [          ]

Aegis Asset Backed Securities Trust

(Mortgage Pass-Through Certificates, Series [       ])

TABLE OF CONTENTS

Section 1. Sale and Purchase of Mortgage Loans.

2

Section 2. Purchase Price of Mortgage Loans.

2

Section 3. Transfer of the Mortgage Loans.

3

Section 4. Representations and Warranties of the Seller.

4

Section 5. Covenants of the Seller.

5

Section 6. Cure, Repurchase and Substitution Obligations.

6

Section 7. Conditions to Obligation of the Depositor.

7

Section 8. Mandatory Delivery; Grant of Security Interest.

8

Section 9. Indemnification.

8

Section 10. Notices.

9

Section 11. Severability of Provisions.

10

Section 12. GOVERNING LAW.

10

Section 13. Agreement of the Seller.

10

Section 14. Survival.

10

Section 15. Assignment.

11

Section 16. Miscellaneous.

11

Section 17. Request for Opinions.

12

Exhibit A

Bill of Sale

Exhibit B

Representations and Warranties of Aegis Mortgage Corporation

SALE AGREEMENT

This SALE AGREEMENT dated as of [          ] (this “Agreement”) is by and between Aegis Asset Backed Securities Corporation, a Delaware corporation (the “Depositor”) and Aegis Mortgage Corporation, a Delaware corporation (the “Seller”).

RECITALS

(1)

Schedule I attached hereto and made a part hereof lists a pool of one-to-four family, fully amortizing and balloon mortgage loans (collectively, the “Mortgage Loans”) currently owned by the Seller that the Seller desires to sell to the Depositor.

(2)

The Depositor desires to purchase the Mortgage Loans and intends immediately thereafter to transfer the Mortgage Loans and any other assets constituting the Trust Fund, and assign all its rights under this Agreement, to [          ], as trustee (the “Trustee”), pursuant to the terms of a pooling and servicing agreement (the “Pooling and Servicing Agreement”) dated as of [          ], among the Depositor, the Seller, [          ], as servicer (the “Servicer”)[, the Murrayhill Company, as Credit Risk Manager,] and the Trustee.

(3)

Pursuant to the terms of the Pooling and Servicing Agreement, the Aegis Asset Backed Securities Trust Mortgage Pass-Through Certificates, Series [       ] evidencing 100% of the beneficial ownership interest in the Trust Fund will be issued to the Depositor, in consideration of the Depositor’s assignment of the assets of the Trust Fund to the Trustee.

(4)

Certificates to be issued to the Depositor will be designated as the Aegis Asset Backed Securities Trust Mortgage Pass-Through Certificates, Series [       ], Class [   ], Class [   ], Class [   ], [… and Class [   ]] Certificates, and shall be collectively referred to herein as the “Certificates.”

(5)

The Class [   ], Class [   ], Class [   ], [… and Class [   ]] Certificates (collectively, the “Underwritten Certificates”) shall be sold pursuant to an underwriting agreement dated [          ] (the “Underwriting Agreement”), among the Depositor, the Seller and [          ] [, as representative of the several underwriters (the “Underwriters”)].  The public offering and sale of the Underwritten Certificates are registered under the Securities Act of 1933, as amended, and are being made pursuant to a prospectus supplement dated [          ] (the “Prospectus Supplement”), and a prospectus dated [          ] (the “Base Prospectus,” and together with the Prospectus Supplement, the “Prospectus”).  The balance of the Certificates will be retained by the Depositor or one of its affiliates.

(6)

Capitalized terms used and not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.

Sale and Purchase of Mortgage Loans.

(a)

Subject to the terms and conditions of this Agreement, the Seller agrees to sell, and the Depositor agrees to purchase, on the date of issuance of the Certificates, which is expected to be on or about [          ] (the “Closing Date”), , the Mortgage Loans having an aggregate principal balance (“Pool Balance”) as of [          ] (the “Cut-off Date”), of approximately $[          ].

(b)

The Seller and the Depositor have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Depositor pursuant to this Agreement, and the Seller has prepared, or has provided information to the Depositor enabling the Depositor to prepare, Schedule I attached hereto (“Schedule I”), setting forth information with respect to the Mortgage Loans to be purchased by the Depositor as of the Closing Date.  The Seller shall, with the Depositor’s consent, amend or modify, or provide information to the Depositor enabling the Depositor to amend or modify Schedule I on or prior to the Closing Date if necessary to reflect the actual Mortgage Loans transferred by the Seller and accepted by the Depositor on the Closing Date.  Schedule I, as so amended or modified, shall conform to the requirements of the Depositor as set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Pooling and Servicing Agreement, and shall be the definitive Mortgage Loan Schedule attached as an exhibit to the Pooling and Servicing Agreement.

(c)

The sale of the Mortgage Loans shall be effected pursuant to a Bill of Sale substantially in the form attached hereto as Exhibit A (the “Bill of Sale”).

Section 2.

Purchase Price of Mortgage Loans.

(a)

On the Closing Date, as full consideration for the Seller’s sale of the Mortgage Loans to the Depositor, the Depositor shall deliver to the Seller (or its designee) cash and Certificates equal in value to the amount that shall be set out in the related Bill of Sale.

(b)

The Depositor or any assignee or transferee of the Depositor (which may include the Trustee, or its Custodian, acting on behalf of the Certificateholders) shall be entitled to all Scheduled Payments due after the Cut-off Date, and all curtailments or other principal prepayments received with respect to the Mortgage Loans paid by each Borrower after the Cut-off Date, except that the Depositor or any assignee or transferee of the Depositor will not be entitled to any curtailments or other prepayments received on or after the Cut-off Date but reflected in the aggregate Cut-off Date Balance.  All Scheduled Payments due on or before the Cut-off Date and collected on or after the Cut-off Date shall belong to the Seller.

(c)

Pursuant to the Pooling and Servicing Agreement, the Depositor will transfer and assign all its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders in consideration of the issuance of the Certificates to the Depositor.

Section 3.

Transfer of the Mortgage Loans.

(a)

Mortgage File.  For purposes of this Agreement, the “Mortgage File” will be as defined in the Pooling and Servicing Agreement.

(b)

Transfer of Ownership.  Upon the sale of any Mortgage Loans, the ownership of each Mortgage Loan Document with respect thereto shall be vested in the Depositor, and the ownership of all other records and documents with respect thereto prepared by or which come into the possession of the Seller shall immediately vest in the Depositor.  The Seller shall promptly deliver to the Custodian any documents that come into its possession with respect to such Mortgage Loans following such sale.  Prior to such delivery, the Seller shall hold any such documents for the benefit of the Depositor, its successors and assigns.

(c)

Delivery of Mortgage Files.  Not later than two Business Days prior to the Closing Date the Seller shall deliver to the Custodian, each of the Mortgage Loan Documents required to be included in the Mortgage File.  The Mortgage Note for each such Mortgage Loan shall be endorsed to the Trustee or in blank, and the Mortgage for each such Mortgage Loan shall either name the Custodian as mortgagee or beneficiary, as appropriate, or be assigned to the Trustee or in blank.  Each such endorsement and assignment shall be substantially in the form set forth in the Custody Agreement.

Prior to the transfer and sale of any Mortgage Loans, the Mortgage Loan Documents delivered to the Custodian shall be held by the Custodian for the benefit of the Seller and the possession by the Custodian of such Mortgage Loan Documents will be at the will of the Seller and will be in a custodial capacity only.  Following the transfer and sale of any Mortgage Loans from the Seller to the Depositor in accordance with the terms and upon satisfaction of the conditions of this Agreement, the Custodian will hold all Mortgage Loan Documents delivered to it hereunder for the benefit of the Depositor, as its agent and bailee.  The Custodian, who will also act as the Trustee, will act as a custodian for the receipt and custody of all Mortgage Files and, after the transfer of any Mortgage Loans from the Depositor to the Trustee, the Custodian will hold all Mortgage Loan Documents delivered to it hereunder for the benefit of the Trustee on behalf of the Certificateholders.

(d)

Examination of Mortgage Loan Documents:  Acceptance of Mortgage Loans.  Prior to the Closing Date, the Seller shall either (i) deliver to the Depositor or its designee in escrow, for examination, the Mortgage Loan Documents pertaining to each Mortgage Loan then being sold by it or (ii) make such Mortgage Loan Documents available to the Depositor or its designee for examination at the Seller’s offices or at such other place as the Seller shall specify.  The Depositor, the Custodian or a designee of either entity may review the Mortgage Loan Documents to verify that all documents required to be included in each Mortgage File (as such term has been defined in the Pooling and Servicing Agreement) are so included.

Prior to the Closing Date, the Custodian shall review the documents delivered pursuant to Section 3(c) hereof to ascertain that, as to each Mortgage Loan listed on Schedule I, (i) all documents required to be delivered by the Seller pursuant to Section 3(c) have been received, (ii) such documents appear regular on their face and relate to such Mortgage Loan and (iii) the information on Schedule I accurately reflects the information set forth in the corresponding Mortgage File, to the extent required by Section 2.1 of the Pooling and Servicing Agreement.  An additional review shall be conducted by the Custodian or its designee prior to the first anniversary of the Closing Date to determine that all Mortgage Loan Documents required to be included in the Mortgage File are included therein.  If at any time the Depositor or the Trustee, or its Custodian, discovers or receives notice that any Mortgage Loan Document is missing or defective in any material respect with respect to any Mortgage Loan, the Seller shall correct or cure any such omission or defect or, if such omission or defect materially impairs the value of the Mortgage Loan, repurchase the defective Mortgage Loan or substitute for such defective Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with and if permitted by the terms of Section 6 hereof.  At the time of such repurchase or substitution, the Custodian shall release documents in its possession relating to such Mortgage Loan to the Seller.  The fact that the Depositor, the Trustee or a designee of either entity has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan Documents prior to the Closing Date shall not affect the rights of the Depositor (or any assignee or successor thereof) to demand repurchase or other relief as provided herein.

(e)

Recordation of Assignments of Mortgage.  Subject to the sale of the Mortgage Loans by the Seller to the Depositor, the Depositor hereby authorizes and instructs the Seller, and the Seller hereby agrees, to record all Assignments required to be contained in the Mortgage File to the extent required pursuant to Section 2.1 of the Pooling and Servicing Agreement.  All recording fees relating to the recordation of the Assignments as described above shall be paid by the Seller.  With respect to any Non-MERS Mortgage Loans, if the Trustee does not receive, within the time specified in the Pooling and Servicing Agreement, evidence satisfactory to it of such recording with respect to any Mortgage Loan in a Required Recordation State, the Seller shall, in cooperation with the Trustee, correct or cure any such omission or repurchase the affected Mortgage Loan within 90 days of such demand, which demand is made within the time specified in the Pooling and Servicing Agreement (including any such extensions provided for therein).

Section 4.

Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Depositor as follows:

(a)

The Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases any material properties (except where the failure so to qualify would not have a material adverse effect on it).  The Seller has the full corporate power and authority to own its properties and conduct its business as currently conducted.

(b)

The Seller has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

(c)

This Agreement has been duly and validly authorized, executed and delivered by the Seller and (assuming the due authorization, execution and delivery hereof by the Depositor) constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium and other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law and except that the provisions of indemnity contained herein may be unenforceable as against public policy.

(d)

No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required, under federal laws or the laws of the State of Delaware, for the execution, delivery and performance of or compliance by the Seller with this Agreement or the consummation by the Seller of the transactions contemplated hereby.

(e)

None of the execution and delivery of this Agreement by the Seller, the consummation by the Seller of the transactions herein contemplated, or compliance with the provisions hereof by the Seller, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the Seller’s charter or by-laws, or any law, governmental rule or regulation, or any judgment, decree or order binding on the Seller or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Seller is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties.

(f)

To the Seller’s knowledge, there is no litigation pending or threatened against the Seller that would reasonably be expected to materially and adversely affect the execution, delivery, performance or enforceability of this Agreement.

(g)

Each of the representations and warranties set forth in Exhibit B hereto is true and correct with respect to the Mortgage Loans as of the Closing Date.

(h)

The statistical information in the Prospectus Supplement under the headings “Description of the Mortgage Pool—General,” “— Certain Characteristics of the Mortgage Loans,” “Additional Information” and “Underwriting Standards” is true and correct.

Section 5.

Covenants of the Seller.

The Seller hereby covenants with the Depositor as follows:

(a)

On or before the Closing Date, it shall take all steps required of it to effectuate the transfer of the Mortgage Loans to the Trustee, as transferee of the Depositor, free and clear of any lien, charge or encumbrance.

(b)

The Seller shall use its best efforts to make available to counsel for the Depositor in executed form each of the documents listed in Section 7(b) below no later than two Business Days before the Closing Date, it being understood that such documents are to be released and delivered only on the closing of the transaction contemplated hereby and the sale of the Certificates.

(c)

The Seller shall deliver or cause to be delivered to the Depositor (i) an Opinion of Counsel as to various corporate matters substantially in a form satisfactory to the Depositor and (ii) such other Opinions of Counsel, if any, as are required by any Rating Agency for the issuance of the ratings on the Certificates specified in Section 7(d) below.

(a)

For federal income tax purposes, the Seller will treat the transfer of the Mortgage Loans as a sale.

Section 6.

Cure, Repurchase and Substitution Obligations.

(a)

Each of the representations and warranties of the Seller contained herein shall survive the purchase by the Depositor of any of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement.  The representations and warranties shall not be impaired by any review and examination of Mortgage Loan Documents or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Depositor to review or examine such documents and shall inure to the benefit of the Trustee (as the assignee of the Depositor) for the benefit of the Certificateholders and the Custodian.  With respect to the representations and warranties contained herein that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Seller, the Depositor, the Custodian or the Trustee that the substance of any such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller’s knowledge or lack of knowledge with respect to the inaccuracy of such representation and warranty at the time it was made, the Seller shall take the action described in the following paragraph in respect of such Mortgage Loan.

(b)

Upon discovery or receipt of notice by the Seller, the Depositor, the Trustee or the Custodian of any missing or materially defective document in any Mortgage File, or a breach of any of the Seller’s representations and warranties set forth in Section 4 hereof with respect to any Mortgage Loan, which in any of the foregoing cases materially and adversely affects the value of any Mortgage Loan or the interest therein of the Depositor, the Trustee or the Certificateholders, the party discovering or receiving notice of such missing or materially defective document, breach, or default shall give prompt written notice to the others.  Upon its discovery or its receipt of notice of any such missing or materially defective document, breach or default (the “Defect Discovery Date”), the Seller shall either (a) within 90 days of discovery or receipt of such notice, provide the Custodian with such missing documents or cure such defect, breach or default, in all material respects or (b) within 90 days of such discovery or receipt of such notice, either repurchase the affected Mortgage Loan at the Purchase Price therefor or cause the removal of such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute therefor one or more Qualified Substitute Mortgage Loans as defined in the Pooling and Servicing Agreement; provided, however, that any such substitution shall occur within two years of the Closing Date.  The Trustee or its designee shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Mortgage Loan.  In order to effect a substitution pursuant to this Section, the Seller will deliver (i) to the Custodian each of the Mortgage Loan Documents required to be contained in the Mortgage File with respect to the Substitute Mortgage Loan(s) and (ii) if the aggregate Scheduled Principal Balance on the date of substitution of the Qualified Substitute Mortgage Loan(s) is less than the aggregate Scheduled Principal Balance of the Deleted Mortgage Loan(s) (after application of Scheduled Payments due in the month of substitution), to the Trustee cash in an amount equal to such Substitution Adjustment Amount.  Any repurchase pursuant to this Section shall be accomplished by the delivery into the Trustee Custodial Account, on (or determined as of) the last day of the calendar month in which such repurchase is made, of the Purchase Price for the Mortgage Loans to be repurchased.

(a)

The obligations of the Seller set forth in this Agreement to cure or to repurchase a materially defective Mortgage Loan or to substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and to indemnify the Depositor and others as provided in this Agreement constitute the sole remedies of the Depositor and the Trustee against the Seller respecting a defective document in any Mortgage File or a breach of representations and warranties of the Seller set forth in Section 4 hereof.

Section 7.

Conditions to Obligation of the Depositor.

The obligation of the Depositor hereunder to purchase the Mortgage Loans is subject to:

(a)

The representations and warranties of the Seller under this Agreement (exclusive of Exhibit B hereto) shall be accurate in all material respects as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)

The Depositor shall have received, or the Depositor’s attorneys shall have received, in escrow (to be released from escrow at the time of closing), the following documents in such forms as are agreed upon and acceptable to the Depositor, duly executed by all signatories other than the Depositor as required pursuant to the respective terms thereof:

(i)

A Bill of Sale substantially in the form of Exhibit A hereto;

(ii)

An Opinion of Counsel for the Seller as to various corporate matters and such other Opinions of Counsel as are necessary in order to obtain the ratings set forth in Section 7(d) below, each of which shall be acceptable to the Depositor, its counsel, the Underwriters, their counsel and the Rating Agencies referred to below;

(iii)

The Pooling and Servicing Agreement referred to in the Recitals;

(iv)

A letter from [Deloitte & Touche LLP] dated the date hereof containing in substance the information required by Section 6(c) of the Underwriting Agreement; and

(v)

The Seller shall have delivered to the Trustee or the Custodian, in escrow, all documents (including, without limitation, the Mortgage assigned by the Seller in blank or to the Trustee or Custodian and the Mortgage Note endorsed in blank or to the Trustee or Custodian with respect to each Mortgage Loan) required to be delivered hereunder and shall have released its interest therein to the Depositor or its designee;

(c)

All other terms and conditions of this Agreement shall have been complied with;

(d)

The receipt of written confirmation from [each of Fitch, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”),] as to the assignment of the ratings shown in the following table:

Class	[Fitch]	[Moody's]	[S&P]

Section 8.

Mandatory Delivery; Grant of Security Interest.

The sale and delivery on the Closing Date of the Mortgage Loans described in the Mortgage Loan Schedule is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Depositor for the losses and damages incurred by the Depositor in the event of the Seller’s failure to deliver the Mortgage Loans on or before the Closing Date.  The Seller hereby grants to the Trustee for the benefit of the Certificateholders, a lien on and a continuing first priority security interest in each Mortgage Loan and each document and instrument evidencing each Mortgage Loan to secure the performance by the Seller of its obligation to deliver such Mortgage Loans hereunder.  All rights and remedies of the Depositor under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Section 9.

Indemnification.

(a)

If the Seller breaches its representations, warranties, covenants or obligations set forth herein, the Seller shall indemnify and hold harmless the Depositor, the Servicer, the Custodian, the Trustee and the Trust Fund (each, an “Indemnified Party”) from and against any actual loss, damages, penalties, fines, forfeiture, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, such breach, except to the extent such breach is the result of the Indemnified Party’s failure to fulfill its obligations under this Agreement.  Promptly after receipt by the Indemnified Party of notice of the commencement of any such action, the Indemnified Party will, if a claim in respect thereof is to be made against the Seller under this Section, notify the Seller in writing of the commencement thereof, but the omission so to notify the Seller will not relieve the Seller from any liability hereunder unless such omission materially prejudices the rights and positions of the Seller.  In case any such action is brought against the Indemnified Party and it notifies the Seller of the commencement thereof, the Seller will be entitled to participate therein, and to assume the defense thereof, with counsel satisfactory to the Indemnified Party, and after notice from the Seller to the Indemnified Party of its election so to assume the defense thereof, the Seller will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of such investigation

(b)

The Seller shall indemnify the Trustee, the Servicer, the Custodian and the Trust Fund and hold the Trustee, the Servicer, the Custodian and the Trust Fund harmless from and against all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney’s fees) arising out of, or assessed against any of them in connection with, any ERISA violation alleged against the Trustee, the Servicer, the Custodian or the Trust Fund relating to the Certificates.

Section 10.

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telecopier, telex or telegraph and confirmed by a similar mailed writing, as follows:

(a)

If to the Depositor:

Aegis Asset Backed Securities Corporation

3250 Briarpark, Suite 400

Houston, TX  77042

Attention:  Secondary Marketing

with a copy, given in the manner prescribed above, to:

Edward E. Gainor

McKee Nelson LLP

1919 M Street, N.W.

Washington, D.C.  20036

(b)

If to the Seller:

Aegis Mortgage Corporation

3250 Briarpark, Suite 400

Houston, TX  77042

Attention:  Secondary Marketing

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

Section 11.

Severability of Provisions.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 12.

GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 13.

Agreement of the Seller.

  The Seller agrees to execute and deliver such instruments and take such actions as the Depositor or the Trustee may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including, without limitation, the execution and filing of any UCC financing statements to evidence the interests of the Depositor and any of its transferees in the Mortgage Loans and other assets assigned to the Trustee.

Section 14.

Survival.

The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Depositor, notwithstanding any investigation heretofore or hereafter made by the Depositor or on the Depositor’s behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instruments shall survive the delivery of and payment for the Mortgage Loans.

Section 15.

Assignment.

The Seller hereby acknowledges that the Depositor will assign all its rights hereunder (except the Depositor’s rights set forth in Section 9) to the Trustee.  The Seller agrees that, upon the execution of the Pooling and Servicing Agreement, the Trustee will have all such rights and remedies provided to the Depositor hereunder (except those rights of the Depositor set forth in Section 9) and this Agreement will inure to the benefit of the Trustee.  The Servicer, the Custodian, the Trust Fund for purposes of Section 9 and the Trustee for all purposes shall be not only assignees of the Depositor’s rights in accordance with this Section but also intended third party beneficiaries of this Agreement.

Section 16.

Miscellaneous.

(a)

This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(b)

Any person into which the Seller may be merged or consolidated or any person resulting from a merger or consolidation involving the Seller or any person succeeding to the business of the Seller shall be considered the successor of the Seller hereunder, without the further act or consent of either party.  Except as provided in Section 15 and the preceding sentence, this Agreement may not be assigned, pledged or hypothecated by any party without the written consent of each other party to this Agreement.

(c)

This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(d)

The Depositor shall immediately effect the redelivery of the Mortgage Loans and all Mortgage Loan Documents and any security interest created by Section 8 hereof shall be deemed to have been released if, on the Closing Date, any of the conditions set forth in Section 7 hereof shall not have been satisfied or waived.

(e)

It is the express intent of the parties hereto that the conveyances of the Mortgage Loans by the Seller to the Depositor as contemplated by this Agreement be construed as a sale of the Mortgage Loans by the Seller to the Depositor.  It is, further, not the intention of the parties that such conveyances be deemed a pledge of the Mortgage Loans by the Seller to the Depositor or any assignee of the Depositor, including, but not limited to, the Trustee, to secure a debt or other obligation of the Seller.  Nevertheless, if, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of the Seller then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Delaware Uniform Commercial Code and the Uniform Commercial Code of any other state as necessary; (ii) the conveyances provided for herein shall be deemed to be an assignment and a grant by the Seller to the Depositor of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans, all insurance policies and proceeds thereof relating to the Mortgage Loans, all amounts payable by the holder of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities, or other property, including, without limitation, all amounts from time to time held or invested in the Custodial Account, the Collection Account, the Distribution Account or any other account established under the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Depositor or its agents of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or tangible chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 8.9A-313 of the Delaware Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law.  Any assignment of the interest of the Depositor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby.  The Seller and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement is deemed to create a security interest in the Mortgage Loans, such security interest will be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

(a)

The Seller shall not file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law against the Depositor so long as any debt instrument issued by the Depositor is outstanding and for one year and one day thereafter.

Section 17.

Request for Opinions.

The Seller and the Depositor hereby request and authorize McKee Nelson LLP, as their counsel in this transaction, to issue on behalf of the Seller and the Depositor such legal opinions to the Servicer, the Trustee, the Underwriters and the Rating Agencies as may be (i) required by any and all documents, certificates or agreements executed in connection with this Sale Agreement or (ii) requested by the Servicer, the Trustee, the Underwriters or the Rating Agencies, or their respective counsel.

IN WITNESS WHEREOF, the parties hereto have caused this Sale Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

AEGIS ASSET BACKED SECURITIES CORPORATION

By:

Name:

Title:

AEGIS MORTGAGE CORPORATION

By:

Name:

Title:

SCHEDULE I

MORTGAGE LOANS

EXHIBIT A TO THE SALE AGREEMENT

BILL OF SALE

BILL OF SALE made on [          ], by Aegis Mortgage Corporation, a Delaware corporation (the “Seller”), to Aegis Asset Backed Securities Corporation, a Delaware corporation (the “Depositor”).

WHEREAS, the Seller and the Depositor are parties to that certain sale agreement dated as of [          ] (the “Sale Agreement”), with respect to the sale by the Seller and purchase by the Depositor of mortgage loans (the “Mortgage Loans”); and

WHEREAS, the Depositor intends to transfer the Mortgage Loans and any other assets constituting the Trust Fund to [          ], as trustee (the “Trustee”), pursuant to the terms of a pooling and servicing agreement dated as of [          ] (the “Pooling and Servicing Agreement”), among the Depositor, the Seller, [          ], as servicer (the “Servicer”)[, The Murrayhill Company, as credit risk manager,] and the Trustee;

NOW THEREFORE, the Seller, for and in consideration of the purchase price set forth in the Sale Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, does hereby sell, convey, assign and transfer to the Depositor, without recourse, free and clear of any liens, claims or other encumbrances, all its right, title and interest in and to each of the Mortgage Loans identified on Schedule I to the Sale Agreement, together with the Mortgage Loan Documents and other documents maintained as part of the related Mortgage Files and all payments thereon and proceeds of the conversion, voluntary or involuntary of the foregoing.

The Seller hereby acknowledges receipt from the Depositor of cash in the amount of $[          ], which amount constitutes the purchase price for the Mortgage Loans as set forth in Section 2(a) of the Sale Agreement.

Nothing in this Bill of Sale shall be construed to be a modification of, or limitation on, any provision of the Sale Agreement, including the representations, warranties and agreements set forth therein except that the Seller, as of the date hereof, makes the following additional representations and warranties to the Depositor concerning the Mortgage Loans.

(a)

All the representations and warranties made by the Seller in the Sale Agreement are true and correct in all material respects as of the date hereof (subject, in the case of Schedule I delivered pursuant to the Sale Agreement, to such amendments thereto as were duly made on or before the date hereof).

(b)

Since the date of the Sale Agreement, no event has occurred which, with notice or the passage of time, would constitute a default under the Sale Agreement, and there has been no material adverse change or development involving a prospective material adverse change in the business operations, financial condition, properties or assets of the Seller.

Unless otherwise defined herein, capitalized terms used in this Bill of Sale shall have the meanings assigned to them in the Sale Agreement, or if not assigned in the Sale Agreement, the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Seller and the Depositor have caused this Bill of Sale to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

AEGIS ASSET BACKED SECURITIES CORPORATION

By:

           Name:

           Title:

AEGIS MORTGAGE CORPORATION

By:

           Name:

           Title:

EXHIBIT B TO THE SALE AGREEMENT

REPRESENTATIONS AND WARRANTIES OF AEGIS MORTGAGE CORPORATION

Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Sale Agreement, or if not assigned in the Sale Agreement, the Pooling and Servicing Agreement dated as of [          ], among the Depositor, the Seller, the Servicer[, the Credit Risk Manager] and the Trustee.

The Seller represents and warrants with respect to the Mortgage Loans being conveyed by it to the Depositor (for purposes of this Exhibit, the “Mortgage Loans”), as of the Closing Date, as follows:

(1)

 Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor.

(2)

To the Seller’s knowledge, there is no litigation pending or threatened against the Seller that would reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement.

(3)

With respect to each Mortgage Loan, the Seller has not acted (i) to modify the Mortgage Loan in any material respect, (ii) to satisfy, cancel or subordinate the Mortgage Loan in whole or in part, (iii) to release the related Mortgaged Property in whole or in part from the lien of the related Mortgage or (iv) to execute any instrument of release, cancellation, modification or satisfaction of the Mortgage Loan, except to the extent reflected in the Mortgage File.

(4)

The Seller has not assigned any interest or participation in the Mortgage Loans other than to the Depositor (or, if any such interest or participation has been assigned, it will be released upon conveyance to the Depositor).  On the date of conveyance, the Seller will be the sole owner of, and will have good and marketable title to, the Mortgage Loans, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance, except any lien to be released concurrently with the purchase by the Depositor of the Mortgage Loans.

(5)

With respect to each Mortgage Loan, the Seller is in possession of each of the Mortgage Loan Documents required to be included in the Mortgage File, except for such documents as have been delivered to the Depositor (or its designee) or the Servicer.

(6)

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(7)

Each of the Mortgage Loans was underwritten in accordance with the standards described in the Prospectus Supplement.

(8)

The full principal amount of the Mortgage Loans has been advanced to the Borrowers or advanced according to the direction of the Borrowers.  The Borrowers have no option under the Mortgages to borrow additional funds secured by the Mortgages.  The Cut-off Date Balances of the Mortgage Loans are as represented by the Seller to the Depositor and are fully secured by the Mortgages.

(9)

All Mortgage Loan documentation, Mortgage Loan submission documentation and purchase documentation that have been submitted are, to the best of the Seller’s knowledge, complete and accurate and have been completed, executed and delivered in the form and manner as specified in the Seller’s underwriting guidelines in effect as of the date hereof.  Each Mortgage Note delivered to the Depositor or its custodian is the original Mortgage Note and is the only Mortgage Note evidencing the related Mortgage Loan that has been manually signed by the Borrower except in those instances where a Lost Note Affidavit has been delivered to the Depositor or its custodian.  As of the date hereof, the Seller has no knowledge of any default, breach, violation or event of acceleration existing under any of the Mortgage Loan Documents transferred to the Depositor or any event that with notice and expiration of any grace or cure period would result in a default, breach, violation or event of acceleration.  The Seller has not waived any event of default or breach, violation or event of acceleration.

(10)

All improvements located on each Mortgaged Property lie within the boundary lines of the related Mortgaged Property.  There are no violations of applicable zoning laws or regulations.

(11)

Each ARM Loan conforms, if applicable, to its stated Initial Note Rate, Index, Gross Margin, Interest Rate Change Dates, Index Value Dates, Payment Change Dates, Maximum Lifetime Note Rate, Periodic Rate Cap, Periodic Payment Cap, first Interest Rate Change Date, Initial Periodic Rate Cap, Initial Periodic Payment Cap, any pre-payment penalty, Minimum Gross Margin, and Minimum Lifetime Note Rate.  Each ARM Loan has been serviced pursuant to prudent servicing standards and Fannie Mae or FHLMC standards.  Installments of principal and interest are subject to change due to adjustments to the Note Rates, with interest calculated and payable in arrears, and are sufficient to amortize each Mortgage Loan fully by the stated maturity date, over an original term of thirty years from commencement of amortization.  All provisions for the adjustment of Note Rates comply with state and federal law and the terms of the Mortgage Note.

(12)

Upon default by a Borrower on a Mortgage Loan and the subsequent foreclosure on the Mortgaged Property pursuant to proper procedures, the holder of the Mortgage Loan will be able to deliver “Good and Merchantable Title” to the Mortgaged Property underlying that Mortgage Loan, except to the extent that the enforceability of remedies against such Borrower may be subject to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity.  There is no homestead exemption or other defense available to the Borrower that would prevent the sale of the Mortgaged Property at a trustee’s sale or impair the right of foreclosure.

(13)

Each Mortgage Loan is an “obligation principally secured by an interest in real property” within the meaning of Treas. Reg. § 1.860G-2(a).

(14)

[Each Mortgage Loan] has a loan-to-value ratio of 100% or less (by Scheduled Principal Balance as of the Cut-off Date).

(15)

No Mortgage Note is secured by any collateral except the lien of the corresponding Mortgage.

(16)

No Mortgage Loan is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature.

(17)

Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws, equal credit opportunity, real estate settlement procedures, truth-in-lending and usury and each Mortgage Loan has been serviced in accordance with all such laws, rules and regulations.  All levied assessments not part of the general tax bill have been paid in full before or at closing of each Mortgage Loan.

(18)

The Seller has no knowledge of any relief requested or allowed to any Borrower under the Servicemembers Civil Relief Act, or similar state or local laws.

(19)

All information regarding the Mortgage Loans that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan and of which the Seller is aware has been provided by the Seller to the Depositor.

(20)

All amounts, with respect to the Mortgage Loans, received after the Cut-off Date and to which the Seller is not entitled will be deposited into the Collection Account.

(21)

The Seller did not use adverse selection procedures in selecting the Mortgage Loans to be sold to the Depositor.

(22)

With respect to each Mortgage Loan so identified on Schedule I, there is in effect a policy of primary mortgage insurance issued by the mortgage insurance company specified therein.

(23)

The information set forth in Schedule I is true and correct in all material respects as of the Cut-off Date.

(24)

The consideration received by the Seller upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

(25)

The Seller is not, and does not expect with the passage of time to become, insolvent or bankrupt.  The sale of the Mortgage Loans will not cause the Seller to become insolvent and is not undertaken with the intent to hinder, delay or defraud any of the Seller’s creditors.

(26)

The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loans.  The Seller will have no right to modify or alter the terms of the Mortgage Loans, and the Seller will have no right or obligation to repurchase any Mortgage Loan or substitute another mortgage loan for any Mortgage Loan, except as provided in Sections 3(d), 3(e), 7(b) and 7(d) of the Sale Agreement.

(27)

As of the date hereof, no Borrower is subject to bankruptcy or insolvency proceedings, and, to the best of the Seller’s knowledge, the filing of a bankruptcy or insolvency proceeding that would result in such Mortgage Loan becoming subject to bankruptcy or insolvency proceedings is not imminent.  As of the date hereof, no property securing a Mortgage Loan is subject to foreclosure proceedings, and, to the best of the Seller’s knowledge, the commencement of foreclosure proceedings, with respect to property securing a Mortgage Loan, is not imminent.

(28)

Each Mortgage securing a Mortgage Loan has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

(29)

Each Mortgage securing a Mortgage Loan has been duly recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of any such Mortgage (other than the assignment to the Depositor) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the liens thereof as against creditors of the Seller, or are in the process of being recorded.

(30)

If the Mortgage securing a Mortgage Loan does not name the Seller or the Custodian as the holder, then a valid and recordable Assignment assigning to the Seller or the Custodian the Mortgage underlying the Mortgage Loan has been duly recorded in the appropriate governmental recording office for the jurisdiction in which the Mortgaged Property is located, and the Seller has delivered to the Depositor the original copy of such Assignment with appropriate evidence that such Assignment has been duly recorded or a copy of the original Assignment together with a certificate from an Officer of the Seller or the loan originator from which the Seller purchased the Mortgage Loan certifying that such Assignment has been recorded in the appropriate governmental recording office, but that such recorded Assignment has not been returned to the Seller; provided, however, that such Assignment shall not be required to have been recorded if the Seller shall have obtained an Opinion of Counsel that no recording is necessary in order to make effective the assignment intended to be created thereby.

(31)

A Title Insurance Policy has been issued on a currently prescribed American Land Title Association form (or other acceptable form of Title Insurance Policy) with respect to each Mortgage Loan (other than a Junior Mortgage Loan described below), is valid and binding and remains in full force and effect and insures the Seller, its successors or assigns as holding a lien for the full principal amount of such Mortgage Loan.

(32)

There are no mechanic’s or other liens against the Mortgaged Property that are superior to or equal to the lien of the Mortgage Loan, except such liens as are expressly insured against by a Title Insurance Policy.

(33)

A Hazard Insurance Policy is in full force and effect as required by the Seller’s underwriting guidelines in effect as of the date hereof, and Flood Insurance coverage is in effect if required by the Seller’s underwriting guidelines in effect as of the date hereof.  Such insurance policies contain a mortgagee clause insuring the Seller, its successors and assigns.  If Mortgage Insurance is required, all conditions necessary for the effectiveness thereof have been satisfied, and the Mortgage Insurance is valid and in full force and effect and meets the requirements of the Seller’s underwriting guidelines in effect as of the date hereof.  Such Mortgage Insurance is the valid and binding agreement of the insurer, and all premiums thereon have been paid when due and sufficient escrow arrangements have been established to provide for future premium payments.  To the best of the Seller’s knowledge, no events have occurred since the Mortgage Insurance was issued that would reduce the stated coverage of the Mortgage Insurance.

(34)

All taxes, government assessments or municipal charges due and owing have been paid, and sufficient escrow arrangements have been established to make payment thereof in the future.

(35)

There has been no casualty damage to the Mortgaged Property, except such as is expressly referenced in the Appraisal, nor is any condemnation proceeding, either in whole or in part, pending or threatened.

(36)

With respect to a deed of trust, the trustee named in the Mortgage Loan Documents is authorized to serve as such in the applicable jurisdiction.  No fees or expenses are payable by the Seller or the Depositor to such trustee pursuant to a deed of trust other than any applicable trustee’s expenses incurred after a default.

(37)

An appraisal of each Mortgaged Property was made by an appraiser who either (i) met the minimum qualifications of Fannie Mae or FHLMC for appraisers, and each appraisal was completed on a Fannie Mae Appraisal Form 1004, 1025 or 1073 or the FHLMC equivalent and includes information concerning comparable property values or (ii) at the time that the appraisal was made, was certified in the state in which the Mortgaged Property is located.

(38)

No Mortgage Loan is secured by a leasehold estate except such leasehold estates as are permitted pursuant to the Seller’s underwriting guidelines in effect as of the date hereof.

(39)

There is no offset, defense or counterclaim to any Mortgage Note or Mortgage, including any offset, defense or counterclaim that would excuse or lessen the obligation of the Borrower to pay the unpaid principal or interest on such Mortgage Note.

(40)

Less than [    ]% of the Mortgage Loans were 30 or more days delinquent as of [          ], and [no] Mortgage Loan was 60 days or more delinquent as of such date.

(41)

The Mortgage with respect to certain of the Mortgage Loans may contain a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loans if the related Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, at the option of the Mortgagee.  This provision provides that the Mortgagee cannot exercise its option if either (i) the exercise of such option is prohibited by federal law or (ii) (A) the Borrower causes to be submitted to the Mortgagee information required by the Mortgagee to evaluate the intended transferee as if a new loan were being made to such transferee and (B) the Mortgagee reasonably determines that the Mortgagee’s security will not be impaired by the assumption of such Mortgage Loan by the transferee and that the risk of breach of any covenant or agreement in the Mortgage Loan Documents is acceptable to the Mortgagee.  To the best of the Seller’s knowledge, such provisions are enforceable.

(42)

None of the Mortgage Loans is a retail installment contract for goods or services or a home improvement loan for goods or services, which are either “consumer credit contracts” or “purchase money loans” as such terms are defined in 16 CFR 433.1.

(43)

With respect to each Mortgage Loan (a) no Mortgage Loan is a “high cost” or “covered” loan within the meaning of any applicable federal, state or local predatory or abusive lending law; (b) no Mortgage Loan originated on or after November 27, 2003, is a “High-Cost Home Loan” subject to the New Jersey Home Ownership Security Act of 2003 (N.J.S.A. 46:10B-22 et seq.); no Mortgage Loan is a “High-Cost Home Loan” subject to the New Mexico Home Loan Protection Act (N.M. Stat. Ann. §§58-21A-1 et seq.); (c) no Mortgage Loan is a High-Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 5.6 Revised, Appendix E), and no Mortgage Loan originated on or after October 1, 2002, through March 6, 2003, is governed by the Georgia Fair Lending Act; (d) no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies; and (e) no prepayment penalty is payable on any Mortgage Loan for a period in excess of five years following origination.

(44)

Each Prepayment Penalty is permissible, originated in compliance with, and enforceable in accordance with its terms under, applicable federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure).

(45)

With respect to each adjustable rate Mortgage Loan, such Mortgage Loan has a gross margin of not less than [   ]%.